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                                                                  Exhibit 10(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 18, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of the Dresdner RCM Global Funds, Inc., the Dresdner RCM Capital Funds, Inc. (consisting of the Dresdner RCM MidCap Fund, Dresdner RCM International Growth Equity Fund, and Dresdner RCM Small Cap Fund), and the Dresdner RCM Investment Funds, Inc. (consisting of the Dresdner RCM Europe Fund) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
October 30, 2000